EXHIBIT 99.2

BOSTON SCIENTIFIC ANNOUNCES
NEW INITIATIVES TO INCREASE SHAREHOLDER VALUE

Approximately 2,300 positions to be eliminated worldwide

Natick, MA (October 17, 2007) -- Boston Scientific Corporation (NYSE: BSX) today announced several new initiatives designed to enhance short- and long-term shareholder value, including the restructuring or sale of several business units, as well as substantial expense and head count reductions intended to bring expenses in line with revenues.  The Company also said it is making good progress toward the execution of its previously announced plans to sell non-strategic assets and monetize the majority of its public and private investment portfolio.  The Company said these initiatives will help provide better focus on core businesses and priorities, which will strengthen Boston Scientific for the future and lead to increased, sustainable and profitable sales growth.

The Company plans to reduce its operating expenses (exclusive of amortization and royalty expenses)  against a 2007 baseline of approximately $4.1 billion by an estimated $475 million to $525 million in 2008, representing a reduction of 12 to 13 percent, with a further reduction of an estimated $25 million to $50 million in 2009.

The Company plans to eliminate approximately 2,300 positions worldwide, or approximately 13 percent of an 18,000-person, non-direct labor workforce baseline as of June 30, 2007.  Eligible employees affected by the head count reductions will be offered severance packages, outplacement services and other appropriate assistance and support.  The reduction activities will be initiated this month and are expected to be substantially completed worldwide by the end of 2008.  Reductions outside the United States will be initiated following completion of information sharing and consultations with required bodies.  In addition, another approximately 2,000 employees are expected to leave the Company in connection with the previously announced business divestitures.

The reductions will result in total pre-tax charges of approximately $450 million to $475 million, or $0.20 to $0.22 per diluted share.  These mostly cash charges will be recorded primarily as restructuring expenses, with a portion recorded through other lines of the income statement.  Approximately $275 million to $300 million will be recorded in the fourth quarter of 2007 with the remainder expected to be recorded throughout 2008 and 2009.

The Company plans to restructure several businesses and product franchises in order to leverage resources, strengthen competitive positions, and create a more simplified and efficient business model.  Key components of the business restructuring plan include:

●
The Peripheral Interventions and Interventional Cardiology businesses will be combined under a single management structure to help create a more integrated business focused on interventional specialists, while enhancing technology and management efficiencies.

●	The Electrophysiology business will be integrated with the Cardiac Rhythm Management business to better serve the needs of electrophysiologists by creating a more efficient organization.

●
The Oncology business and its four franchises will be restructured.  Three will be integrated into other businesses within Boston Scientific, and the Oncology Venous Access franchise will be combined with the Fluid Management business.

●
The Company is actively seeking buyers for the combined Fluid Management/Oncology Venous Access business, as well as its Cardiac Surgery and Vascular Surgery businesses.  The Company has announced it has entered into a definitive agreement to sell its Auditory business.  Collectively, these businesses represent approximately $550 million in 2007 sales for Boston Scientific.

●
The International group will be consolidated from three regions to two.  The existing three regions are: Europe, Asia Pacific/Japan, and Inter-Continental; the two new regions will be: Europe/Middle East/Africa, and Canada/Latin America/Asia Pacific/Japan.

“The expense and head count reductions we are announcing today are intended to bring our expenses back in line with our revenues, while preserving our ability to make investments in quality, R&D, capital and our people that are essential to our long-term success,” said Jim Tobin, Boston Scientific President and Chief Executive Officer.  “While difficult, these reductions are in the best interest of the Company and will create greater value for our customers and their patients, as well as for our employees and shareholders.  These actions will enable us to institute meaningful change that will create lasting benefits.”

“We understand the impact these reductions will have on our employees, and we are committed to helping ease the transition,” said Tobin.  “We will treat everyone with respect and dignity, and we will provide support to affected employees.”

Boston Scientific officials will be discussing these announcements with analysts and investors on its third quarter earnings webcast scheduled for Friday, October 19, at 8:00 a.m. ET.  The call will be hosted by Jim Tobin; Paul LaViolette, Chief Operating Officer; and Sam Leno, Executive Vice President and Chief Financial Officer.  The live webcast and archived replay of the call will be available at www.bostonscientific.com in the Investor Relations section.  The webcast is also being distributed over Thomson Financial’s Investor Distribution Network via two locations: www.earnings.com, which is accessible to the public, and www.streetevents.com, a password-protected event management site.

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties.  For more information, please visit: www.bostonscientific.com.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our expense reduction initiatives, our restructuring plans, our potential asset divestitures, and our operational and growth strategies.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and, future business decisions made by us and our competitors.  All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA- Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A – Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file thereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this document.

CONTACT:           Paul Donovan
508-650-8541 (office)
508-667-5165 (mobile)
Media Relations
Boston Scientific Corporation

Dan Brennan
508-650-8538 (office)
617-459-2703 (mobile)
Investor Relations
Boston Scientific Corporation